UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE NECESSITY RETAIL REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2023

June 6, 2023

To the Stockholders of The Necessity Retail REIT, Inc.:

I am pleased to once again invite you to attend the 2023 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of The Necessity Retail REIT, Inc., a Maryland corporation (the “Company”), which is scheduled to be held at 1:00 p.m. Eastern Time on Thursday, June 29, 2023. The Annual Meeting was originally scheduled to be held on May 18, 2023, but was postponed by the Company on May 12, 2023. There is no change to the web address for accessing the rescheduled Annual Meeting, the record date for determining stockholders entitled to notice of and to vote at the rescheduled Annual Meeting, the purpose of the rescheduled Annual Meeting, or any of the proposals to be acted upon at the rescheduled Annual Meeting. Proxies previously submitted by using the Company’s gold proxy card or by following the instructions on the gold proxy card will be voted at the rescheduled Annual Meeting unless properly revoked. Stockholders who have not already authorized proxies to vote their shares or wish to change their voting instructions are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

The Annual Meeting will be a “virtual meeting” of stockholders which will be conducted exclusively online via live webcast. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via the live webcast by visiting www.cesonlineservices.com/rtl23_vm. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/rtl23_vm by 1:00 p.m., on June 28, 2023, the day before the rescheduled Annual Meeting.

If you plan to attend the Annual Meeting online, you will need the control number included on your  proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time. Online check-in will begin at 12:30 p.m. Eastern Time and you should allow ample time for the online check-in procedures.

At the Annual Meeting, you will be asked to consider and vote upon (1) the election of two individuals to serve on our board of directors (the “Board of Directors” or the “Board”) until the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and until their respective successors are duly elected and qualify, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, (3) a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein in the accompanying proxy statement, and (4) the transaction of such other business as may properly come before the Annual Meeting. The Board of Directors has fixed the close of business on March 24, 2023 as the record date for the Annual Meeting, and this remains the record date for the rescheduled Annual Meeting. Only record holders of shares of the Company’s Class A common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, please read the Company’s proxy statement, which was filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2023 and previously sent to the Company’s stockholders, as well as the other supplements to the proxy statement that the Company has filed with the SEC.

You also may authorize your proxy by following the instructions on your proxy card. To authorize your proxy via the Internet, and to be admitted to the Annual Meeting at www.cesonlineservices.com/rtl23_vm, you must have the control number that appears on the materials sent to you. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Your attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S NOMINEES TO BE ELECTED AND “FOR” PROPOSAL 2 AND PROPOSAL 3 USING THE ENCLOSED PROXY CARD OR THE PROXY CARD PREVIOUSLY PROVIDED.

As previously announced, on June 5, 2023, the Company entered into a Cooperation Agreement and Release with Blackwells Capital LLC and its affiliates (“Blackwells”). Accordingly, Blackwells is no longer soliciting proxies from the Company’s stockholders with respect to a dissident slate of directors or other business proposals, and no proxies delivered to Blackwells with respect to its alternate director candidates or other business proposals will be voted at the Annual Meeting. Only proxies submitted by using the Company’s gold proxy card or by following the instructions on the gold proxy card will be voted at the Annual Meeting. If you have already authorized a proxy using a white proxy card sent to you by Blackwells, that proxy will not be voted at the Annual Meeting, but you can still authorize a proxy to vote your shares by following the instructions on the gold proxy card provided to you by the Company, or you can vote virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person via webcast or not, it is important that your shares be voted on matters that come before the Annual Meeting. YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL READ THE PROXY STATEMENT AND PROXY SUPPLEMENTS AND AUTHORIZE A PROXY TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR THE PROXY CARD PREVIOUSLY PROVIDED OR BY SUBMITTING YOUR VOTING INSTRUCTIONS VIA THE INTERNET.

By Order of the Board of Directors,

/s/ Jason F. Doyle
Jason F. Doyle
Chief Financial Officer, Treasurer and Secretary

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